As filed with the Securities and Exchange Commission on September 3, 2019

Registration No. 333-226663

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment
No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTIS INC.

(Exact name of registrant as specified in its charter)

Newfoundland and Labrador,
Canada	98-0352146
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Fortis Place, Suite 1100

5 Springdale Street

St. John’s, Newfoundland and Labrador

Canada A1E 0E4

(709) 737-2800

(Address, Including Zip Code, of Principal Executive Offices)

Tucson Electric Power Company 401(k) Plan

(Full title of plan)

FortisUS Inc.

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address and telephone number, including area code of agent for service)

with copies to:

James R. Reid
Executive Vice President,
Chief Legal Officer
and Corporate Secretary
Fortis Inc.
Fortis Place, Suite 1100
5 Springdale Street
St. John’s, Newfoundland and Labrador, Canada
A1E 0E4
(709) 737-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to that certain Registration Statement No. 333-226663 on Form S-8 filed with the Commission on August 8, 2018 (the “Original Registration Statement”) is being filed by Fortis Inc. (the “Corporation”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, solely to add the following exhibits: (i) Exhibit 4.6, the Second Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of October 30, 2018; and (ii) Exhibit 4.7, the Third Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of June 20, 2019.  The Original Registration Statement is hereby amended to add Exhibit 4.6 and Exhibit 4.7 as exhibits to the Registration Statement. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The Exhibit Index attached to this Amendment which is incorporated herein by reference as the list of exhibits.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. John’s, Province of Newfoundland and Labrador, Country of Canada, on September 3, 2019.

FORTIS INC.

By:	/s/ Jocelyn H. Perry
Name:	Jocelyn H. Perry
Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President and Chief Executive Officer, Director	September 3, 2019
Barry V. Perry	(Principal Executive Officer)

/s/ Jocelyn H. Perry	Executive Vice President, Chief Financial Officer	September 3, 2019
Jocelyn H. Perry	(Principal Financial Officer and Accounting Officer)

*	Chair of the Board of Directors	September 3, 2019
Douglas J. Haughey

*	Director	September 3, 2019
Tracey C. Ball

*	Director	September 3, 2019
Pierre J. Blouin

*	Director	September 3, 2019
Paul J. Bonavia

*	Director	September 3, 2019
Lawrence T. Borgard

*	Director	September 3, 2019
Maura J. Clark

*	Director	September 3, 2019
Margarita K. Dilley

*	Director	September 3, 2019
Julie A. Dobson

*	Director	September 3, 2019
Ida J. Goodreau

*	Director	September 3, 2019
Joseph. L. Welch

*	Director	September 3, 2019
Jo Mark Zurel

* By:	/s/ Jocelyn H. Perry
Name:	Jocelyn H. Perry
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Fortis Inc. in the United States, on this 3rd day of September, 2019.

FORTISUS INC.

By:	/s/ Regan P. O’Dea
Name:	Regan P. O’Dea
Title:	Vice President, General Counsel

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on September 3, 2019.

TUCSON ELECTRIC POWER COMPANY 401(K) PLAN

By:	/s/ David G. Hutchens
Name:	David G. Hutchens
Title:	President and Chief Executive Officer of UNS Energy Corporation and Executive Vice President, Western Utility Operations of Fortis Inc.

Exhibit Index

Exhibit	Description
4.1	Articles of Continuance of Fortis Inc. (incorporated by reference to Exhibit 3.1 to the Corporation’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.2	Bylaws of Fortis Inc. (incorporated by reference to Exhibit 3.2 to the Corporation’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.3	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Corporation’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.4	Tucson Electric Power Company 401(k) Plan, as amended and restated, effective as of January 1, 2015*
4.5	First Amendment to the Tucson Electric Power Company 401(k) Plan effective as of September 4, 2018*
4.6	Second Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of October 30, 2018 (filed herewith)
4.7	Third Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of June 20, 2019 (filed herewith)
23.1	Consent of Deloitte LLP*
23.2	Consent of Ernst & Young LLP*
24.1	Power of Attorney*

* Previously filed.